UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2008
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)	On October 22, 2008, Cadence Design Systems, Inc. (“Cadence”) issued a press release announcing that it had preliminarily determined that approximately $24 million of revenue relating to customer contracts signed during the first quarter of 2008 was recognized during the first quarter of 2008, but should have been recognized ratably over the duration of the contracts. Cadence’s audit committee, with its independent counsel, has initiated an investigation of this matter after Cadence became aware of the issue during its regular review of its third quarter results.

On October 22, 2008, the audit committee of the Board of Directors of Cadence and the Interim Office of the Chief Executive of Cadence concluded that Cadence expects to restate its quarterly financial statements for the periods ending March 29, 2008 and June 28, 2008 to correct the revenue recognition with respect to these contracts and have therefore concluded that Cadence’s financial statements included in the quarterly reports on Form 10-Q for the periods ending March 29, 2008 and June 28, 2008 should no longer be relied upon.

The audit committee of the Board of Directors of Cadence and the Interim Office of the Chief Executive of Cadence have discussed the matters disclosed in this filing with Cadence’s independent registered public accounting firm.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Cadence Design Systems, Inc. on October 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 27, 2008

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cadence Design Systems, Inc. on October 22, 2008.